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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in this Registration Statement of Central Garden & Pet Company on Form S-8 of our report dated December 18, 1998, appearing in the Annual Report on Form 10-K/A filed January 20, 1999, of Central Garden & Pet Company for the fiscal year ended September 26, 1998.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

San Francisco, California
Date: August 6, 1999